UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 11, 2020

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Claire Cormier Thielke to the Board of Directors

On October 11, 2020, the Board of Directors (the “Board”) of Zillow Group, Inc. (the “Company” or “Zillow Group”) appointed Claire Cormier Thielke as a member of the Board, effective immediately.

Ms. Thielke currently serves as Managing Director of Hines, a privately held real estate investment, development and management firm. Since joining the firm in 2009, Ms. Thielke has held various roles, including serving as Chief Operating Officer of Investment Management for Hines from 2013 through 2018. She is also a member of Stanford University’s adjunct faculty, lecturing on the intersection of technology, institutional investment, and real estate assets. Ms. Thielke holds an undergraduate degree in Urban Planning and a Masters in Construction Management from Stanford University, as well as a Degree of Engineer from Stanford’s Civil Engineering Ph.D Department.

Ms. Thielke joins Messrs. Blachford and Stephenson as a Class I director. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Ms. Thielke’s initial term of board service will expire at the 2021 annual meeting of shareholders. Based on information provided by Ms. Thielke, and upon the review and recommendation of the Nominating and Governance Committee of the Board, the Board has determined that Ms. Thielke is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of Nasdaq. At this time, Ms. Thielke has not been appointed to any Board committees.

Ms. Thielke will receive the standard compensation received by Zillow Group nonemployee directors, which consists of annual stock option grants pursuant to the Stock Option Grant Program for Nonemployee Directors under the Zillow Group, Inc. 2020 Incentive Plan (the “NED Program”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the NED Program, nonemployee directors are eligible to receive on each March 1st a stock option grant for that number of shares of the Company’s Class C capital stock having a Black-Scholes-Merton value of $250,000 on the date of grant, with one-fourth of the shares subject to this option grant vesting quarterly over one year and a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant. In addition, in connection with her initial appointment to the Board, Ms. Thielke will receive a stock option grant for that number of shares of the Company’s Class C capital stock having a Black-Scholes-Merton value of $125,000 on the date of grant and a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant. This option grant will become fully vested and exercisable on March 1, 2021.

As is customary, Ms. Thielke and the Company will enter into an indemnification agreement providing for contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by the Washington Business Corporation Law, substantially in the form filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing Ms. Thielke’s appointment as a member of the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Stock Option Grant Program for Nonemployee Directors under the Zillow Group, Inc. 2020 Incentive Plan.

10.2*
Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers (Filed as Exhibit 10.9 to Registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on February 17, 2015, and incorporated herein by reference).

99.1	Press release dated October 15, 2020 entitled “Zillow Group Appoints Claire Cormier Thielke to Board of Directors” issued by Zillow Group, Inc. on October 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2020	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer